UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2006

Genaera Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19651	13-3445668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5110 Campus Drive, Plymouth Meeting, PA		19462
(Address of principal executive offices)		(Zip Code)

(610) 941-4020

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, 2006, the Board of Directors of the Company announced the appointment of John (Jack) L. Armstrong, Jr. as Chief Executive Officer and President of the Company, effective immediately. A copy of the press release issued by the Company announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Armstrong is eligible, pursuant to an Employment Agreement, dated October 21, 2003, as amended by an Amendment to the Letter Agreement between the Company and John L. Armstrong, Jr. dated December 1, 2005 (as amended, the “Agreement”), which were previously filed as Exhibit 10.36 to the Company’s Annual Report on Form 10-K for December 31, 2003 and Exhibit 10.1 to the Company’s Current Report on Form 8-K on December 6, 2005, respectively, to receive up to twelve months severance compensation (i) in the event Mr. Armstrong is terminated by the Company without cause (as defined in the Company’s 2004 Stock-Based Incentive Compensation Plan) or (ii) at Mr. Armstrong’s option if he were not chosen to succeed Roy C. Levitt as the Company’s Chief Executive Officer. In December 2005, the Compensation Committee of the Board of Directors of the Company increased Mr. Armstrong’s salary to $400,000 per annum, which will continue to be his annual salary as Chief Executive Officer and President of the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
99.1	Press Release, dated January 25, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENAERA CORPORATION

By:	/s/ John A. Skolas
John A. Skolas
Executive Vice President and Chief
Financial Officer

Date: January 26, 2006

Exhibit Index

Exhibit No.	Document Description
99.1	Press Release, dated January 25, 2006